As filed with the U.S. Securities and Exchange Commission on August 24, 2011

Registration No. 333-122777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nevada	Paradigm Holdings, Inc.	38-3813367
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	(I.R.S. Employer Identification No.)
Peter B. LaMontagne
9715 Key West Avenue, 3rd Floor		9715 Key West Avenue, 3rd Floor
Rockville, Maryland 20850		Rockville, Maryland 20850
(301) 468-1200	7373	(301) 468-1200
(Address and Telephone Number of Principal Executive Office)	(Primary Standard Industrial Classification Code Number)	(Name, Address and Telephone Number of Agent for Service)

With copies to:
Clayton E. Parker, Esq.
Mark E. Fleisher, Esq.
K&L Gates, LLP
200 S. Biscayne Boulevard, Suite 3900
Miami, Florida 33131
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

Approximate date of commencement of proposed sale to the public:  Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Paradigm Holdings, Inc., a Nevada corporation (the “Company”), as successor to Paradigm Holdings, Inc., a Wyoming corporation (“Paradigm Wyoming”), is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 originally filed by Paradigm Wyoming on Form SB-2 on February 11, 2005 (Registration Statement No. 333-122777) (the “Registration Statement”) to deregister any and all of the 5,662,350 shares of the Company’s common stock, par value $0.01 per share, that remain unsold under the Registration Statement as of the date of the effectiveness of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, State of Maryland, on August 24, 2011.

PARADIGM HOLDINGS, INC.

By:	/s/ Peter B. LaMontagne
Name:	Peter B. LaMontagne
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Raymond A. Huger	Chairman of the Board of Directors	August 24, 2011
Raymond A. Huger

/s/ Peter B. LaMontagne	President, Chief Executive Officer and Director	August 24, 2011
Peter B. LaMontagne	(Principal Executive Officer)

/s/ Richard Sawchak	Senior Vice President and Chief Financial Officer	August 24, 2011
Richard Sawchak	(Principal Financial Officer)

/s/ Martin M. Hale, Jr.	Director	August 24, 2011
Martin M. Hale, Jr.